SHOE CARNIVAL RAISES FISCAL YEAR 2018 GUIDANCE; INTRODUCES FISCAL YEAR 2019 OUTLOOK

FOR IMMEDIATE RELEASE

Evansville, Indiana, January 14, 2019 – Shoe Carnival, Inc. (NASDAQ: SCVL), a leading retailer of moderately priced footwear and accessories, today updated its sales and earnings guidance for the fiscal year ending February 2, 2019.  The Company also introduced an outlook for fiscal year 2019.
The Company now expects fiscal 2018 net sales to be approximately $1.028 billion and expects comparable store sales to increase approximately 4 percent. Earnings per diluted share for fiscal 2018 are expected to be in the range of $2.41 to $2.43. In fiscal 2017, net sales were $1.019 billion, comparable store sales increased 0.3 percent and the Company earned $1.15 per diluted share.  Adjusted earnings per diluted share for fiscal 2017 were $1.49.

Cliff Sifford, Shoe Carnival’s President and Chief Executive Officer commented, “Our solid finish to the fiscal year has been driven by broad-based sales increases, with particular strength in our boot, casual and athletic categories.  We are pleased with our team’s efforts to enhance margins and effectively manage inventory, which resulted in higher than expected annual profitability. For fiscal 2019, we are excited about the investments we are making in customer engagement and technology as we position Shoe Carnival for the next level of growth.”

For the fiscal year ending February 1, 2020, Shoe Carnival expects net sales in the range of $1.035 billion to $1.043 billion with a low single-digit comparable store sales increase. Earnings per diluted share are expected to be in the range of $2.60 to $2.70 for fiscal 2019.
The Company will report its full fourth quarter and fiscal 2018 results on March 28, 2019.

Shoe Carnival does not plan to provide preliminary financial results in the future other than in unique circumstances, or in the event of a material event that requires disclosure. As previously announced, members of the Shoe Carnival management team will present at the ICR Conference on Monday, January 14, 2019 at 2:00 p.m. Eastern Time. The presentation will be webcast live, and a replay will be available on the Investors section of Shoe Carnival’s web site at www.shoecarnival.com.

Non-GAAP Adjusted Results

The non-GAAP adjusted results for the full year of fiscal 2017 discussed herein exclude the impact of a gain on insurance proceeds recorded in cost of sales related to hurricane affected stores, non-cash impairment charges for underperforming stores and additional stock-based compensation expense recorded in selling, general and administrative expenses and additional income tax expense associated with the enactment of the U.S. Tax Cuts and Jobs Act of 2017 (the “Tax Act”).

These adjusted results are provided to enhance the user's overall understanding of the Company's historical operations and financial performance.  Specifically, the Company believes the adjusted results provide investors with relevant period-to-period comparisons of the Company’s core operations.  The unaudited adjusted results are provided in addition to, and not as alternatives for, the Company’s reported results determined in accordance with generally accepted accounting principles.  A complete reconciliation of actual results to the adjusted results appears below in the table entitled “Reconciliation of GAAP to Non-GAAP Financial Measures.”

About Shoe Carnival

Shoe Carnival, Inc. is one of the nation’s largest family footwear retailers, offering a broad assortment of moderately priced dress, casual and athletic footwear for men, women and children with emphasis on national name brands.  As of January 14, 2019, the Company operates 396 stores in 35 states and Puerto Rico, and offers online shopping at www.shoecarnival.com.  Headquartered in Evansville, IN, Shoe Carnival trades on The NASDAQ Stock Market LLC under the symbol SCVL.  Shoe Carnival's press releases and annual report are available on the Company's website at www.shoecarnival.com.

Contact Information

Cliff Sifford
President and Chief Executive Officer, or
W. Kerry Jackson
Senior Executive Vice President, Chief Operating and Financial Officer and Treasurer

7500 East Columbia Street
Evansville, IN 47715
www.shoecarnival.com
(812) 867-6471

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties.  A number of factors could cause our actual results, performance, achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  These factors include, but are not limited to: general economic conditions in the areas of the continental United States in which our stores are located and the impact of the ongoing economic crisis in Puerto Rico on sales at, and cash flows of, our stores located in Puerto Rico; the effects and duration of economic downturns and unemployment rates; changes in the overall retail environment and more specifically in the apparel and footwear retail sectors; our ability to generate increased sales at our stores; our ability to successfully navigate the increasing use of online retailers for fashion purchases and the impact on traffic and transactions in our physical stores; our ability to attract customers to our e-commerce website and to successfully grow our e-commerce sales; the potential impact of national and international security concerns on the retail environment; changes in our relationships with key suppliers; changes in the political and economic environments in, the status of trade relations with, and the impact of changes in trade policies and tariffs impacting, China and other countries which are the major manufacturers of footwear; the impact of competition and pricing; our ability to successfully manage and execute our marketing initiatives and maintain positive brand perception and recognition; changes in weather patterns, consumer buying trends and our ability to identify and respond to emerging fashion trends; the impact of disruptions in our distribution or information technology operations; the effectiveness of our inventory management; the impact of natural disasters on our stores, as well as on consumer confidence and purchasing in general; risks associated with the seasonality of the retail industry; the impact of unauthorized disclosure or misuse of personal and confidential information about our customers, vendors and employees, including as a result of a cyber-security breach; our ability to manage our third-party vendor relationships; our ability to successfully execute our business strategy, including the availability of desirable store locations at acceptable lease terms, our ability to open new stores in a timely and profitable manner, including our entry into major new markets, and the availability of sufficient funds to implement our business plans; higher than anticipated costs associated with the closing of underperforming stores; the inability of manufacturers to deliver products in a timely manner; the impact of regulatory changes in the United States and the countries where our manufacturers are located; the resolution of litigation or regulatory proceedings in which we are or may become involved; our ability to meet our labor needs while controlling costs; the impact of the U.S. Tax Cuts and Jobs Act of 2017; and future stock repurchases under our stock repurchase program and future dividend payments; and other factors described in the Company’s SEC filings, including the Company’s latest Annual Report on Form 10-K.

In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors.  Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized.  Forward-looking statements can be identified by, among other things, the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “pro forma,” “anticipates,” “intends” or the negative of any of these terms, or comparable terminology, or by discussions of strategy or intentions.  Given these uncertainties, we caution investors not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  We disclaim any obligation to update any of these factors or to publicly announce any revisions to the forward-looking statements contained in this press release to reflect future events or developments.

SHOE CARNIVAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

Fifty-three Weeks Ended February 3, 2018

Reported net income per diluted share	$1.15
Gain on insurance proceeds	(0.21)
Non-cash impairment charges	0.21
Additional stock-based compensation expense associated with the Tax Act	0.12
Tax effect of gain on insurance proceeds, non-cash impairment charges and stock-based compensation expense	(0.05)
Additional income tax expense on re-measurement of deferred tax assets and liabilities	0.27
Adjusted diluted earnings per share	$1.49